K:\GIG\98PERM\AMRECONT.DOC
             Property Facultative Binding Agreement

                             between
           Associated International Insurance Company
            and any other company authorized to issue
                for and on behalf of the Company
                               and
                  American Re-Insurance Company


                        Table of Contents


           ARTICLE                             PAGE

          1. General Conditions                  1

          2. Business Reinsured                  1

          3. Agency Agreement                    2

          4. Territory                           2

          5. Retention and Limit                 2

          6. Exclusions                          2

          7. Special Acceptances                 3

          8. Definition of Loss                  4

          9. Definition of Loss Occurrence       4

          10. Reinsurance Premium                5

          11. Reports and Remittances            6

          12. Knowledge of Loss                  7

          13. Audits                             7

          14. Offset and Security Clause         7

          15. Insolvency Clause                  8

          16. Commencement and Termination       8


             Property Facultative Binding Agreement

                  American Re-Insurance Company
                        American Re Plaza
                      555 College Road East
                          P.O. Box 5241
                Princeton, New Jersey 08543-5241

The Binding Agreement made and entered into by and between Associated International Insurance Company of Woodland Hills, California, and any other company authorized to issue policies for and on behalf of the Company (hereinafter collectively referred to as "Company") and participating reinsurers subscribing to the respective Interests and Liabilities Contract to which this Agreement is attached (hereinafter collectively referred to as "Reinsurer").

Witnesseth:

Facultative Reinsurance is provided by the Reinsurer to the Company wherein the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company property insurance to the extent on the terms and conditions hereinafter set forth.

  This Binding Agreement authorizes the Company to bind the Reinsurer on Property Facultative risks for a period of 60 days commencing not earlier that 60 days prior to the mailing of the binding information shall be mutually agreed to between the Company and the Reinsurer.

  If the risk is unacceptable to the Reinsurer, the Reinsurer shall notify the Company in writing of its declination within 30 days after receipt of the binding information from the Company and the Company shall terminate the Reinsurer's liability on the risk within 30 days after the receipt by the Company of the notice of declination.

In addition to the above terms, the reinsurance provided for risks reinsured hereunder shall be subject to the terms , conditions and limitations set forth herein:

1.  General Conditions

     All risks are subject to the General Conditions of the Property Facultative Reinsurance Certificate as of the effective date of this Agreement, a copy of which is attached to and made part of this Agreement , except as such General Conditions may be modified by the terms of this Agreement.

2.  Business Reinsured

     This reinsurance shall indemnify the Company in respect of excess liability incurred by the Company as a result of loss or losses arising from policies issued by the Company during the term of this Agreement and as respects property business classified by the Company as Fire and Allied Liens, Inland Marine, Commercial Multiple Peril (property section) and Homeowners (property section), and Difference in Conditions including flood and earthquake that is underwritten by the Company's DIC Division and General Excess and Surplus Division.

3.  Agency Agreement

a) The business reinsured hereunder shall include policies issued by the Company and any other company authorized to issue policies for and on behalf of the Company.

b) The Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party to this Agreement shall be rendered solely to the other party; however, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in Article 15, Insolvency Clause.

4.  Territory

     This Agreement shall apply to the territorial limits set forth in the Company's policies reinsured hereunder.

5.  Retention and Limit

a) As respects risk located along the Newport-Inglewood Fault line:

The Company shall retain and be liable for the first $5,000,000 of loss per risk each loss occurrence. The Reinsurer shall then be liable for the loss amount that exceeds the Company's retention but the liability of the Reinsurer shall not exceed
$2,500,000 per risk each loss occurrence.

b)  As respects risks located at all other locations:

The Company shall retain and be liable for the first $7,500,000 of loss per risk each loss occurrence. The Reinsurer shall be then liable for the loss amount that exceeds the Company's retention but the liability of the Reinsurer shall not exceed $2,500,000 per risk each loss occurrence.

c) It is understood and agreed that the Reinsurer's liability shall not exceed $10,000,000 per loss occurrence for all losses under paragraphs (a) and (b) above.

6.  Exclusions

     The following are excluded from coverage under this
     Agreement:

a)  Casualty.
b)  Boiler and Machinery.
c)  Fidelity.
d)  Surety.
e)  Credit insurance and all forms of financial guarantees.
f)  Ocean Marine.
g)  Aviation.
h) Risks assumed by participation in or reinsurance of pools or syndicates.
i) All reinsurance assumed by the Company. This does not apply to intra-company pooling.
j)  Growing or standing crops.
k) Loss or liability excluded by the provisions of Nuclear Incident Exclusion Clause, Physical Damage Reinsurance Number 2 and Reinsurance Number 4, attached hereto.
l) War risks as excluded under a standard policy containing a war risk exclusion clause.
m)  Bridges, dams, tunnels.
n)  Jewelers Block, Fine Arts and Furriers' Customers.
o) Loss or liability excluded by the provisions of Pollution, Contamination, Debris Removal Exclusion Clause Number 1, attached hereto.
p) Loss in respect of overhead transmission and distribution lines and their supporting structures, other than those on or within 300 meters (or 2,000 feet) of the Insured's premises.
q) Mortgage Impairment insurance, except this exclusion shall not apply to Lender's Single Interest Mortgage insurance.
r) Business classified by the Company as Railroads and Engineered Course of Construction risks.
s) Risks located outside of the territorial limits of the United States of America, except this exclusion shall not apply to such risk which total insured value is less than 20% of the total insured values of the account.

7.  Special Acceptances

     Risks which are specifically excluded by this Agreement may be individually submitted by the Company to the Reinsurer for inclusion hereunder, and, if accepted by the Reinsurer, such business shall then be covered under the terms of this Agreement, except as such terms may be modified by such acceptance.

8.  Definition of Loss

a) The term "loss" as used herein shall mean the actual loss incurred by the Company under policies reinsured hereunder. Such loss shall include sums paid in settlement of claims and suits, including allocated loss adjustment expenses (as defined hereinafter), and in satisfaction of judgments, including prejudgment interest when added to a judgment.

All salvages, recoveries, payments and reversals or reductions of verdicts or judgments whether recovered, received or obtained prior or subsequent to loss settlements under Agreement, including amounts recoverable under other reinsurance whether collected or not, shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be deducted from the actual losses sustained to arrive at the amount of the net loss. Nothing herein shall be construed to mean losses are not recoverable until the loss to the Company finally has been ascertained.

b) The term "allocated loss adjustment expenses" as used herein shall mean expenses sustained in connection with settlement and litigation of claims and suits, satisfaction of judgments, resistance to or negotiations concerning a loss (which shall include the pro rata share of the Company's outside employees according to the time occupied in adjusting such loss and salaries and expenses of the Company's employees while diverted from their normal duties to the service of field adjustment, but shall not include any salaries of officers nor normal overhead expenses of the Company's), legal expenses and costs incurred in connection with coverage questions and legal actions, including declaratory judgment actions, connected thereto, interest on judgments other than prejudgment interest when added to a judgment, and expenses sustained to obtain recoveries, salvages and other reimbursements, or to secure the reversal of reduction of a verdict or judgment.

9.  Definition of Loss Occurrence

a) The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event.

b) As respects property catastrophe loss occurrence, the term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the terms "loss occurrence" shall be further defined as follows:

i) As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

ii) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

iii) As regards earthquake (the epicenter of which need not necessarily by within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence".

iv) As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage
(caused by bursting of frozen pipes and tanks) may be included in the Company's "loss occurrence".

c) The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those "loss occurrences" referred to in subparagraphs
(i) and (ii) above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

d) No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "loss occurrence" claimed under the 168 hours provision.

10. Reinsurance Premium

a) As consideration for the reinsurance provided by this Agreement the Company shall pay the Reinsurer 10% of the Net
Written Premium, as defined in paragraph (d) of this Article, as respects the business reinsured during the term of this Agreement, however, subject to a minimum reinsurance premium of $1,000,000.

b) Within 30 days after the end of each calendar quarter, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph
(a) of this Article and if the premium so computed is greater than the deposit premium paid, as set forth in paragraph (c) of this Article, the balance shall be remitted by the Company with its report.

c) The Company shall pay the Reinsurer a deposit premium of $200,000 payable on or before the inception of this Agreement.
d) "Net Written Premium" as used herein is defined as gross written premium of the Company for the classes of business reinsured hereunder, less cancellations and return premiums on policies reinsured hereunder, and less premiums ceded by the Company for reinsurance inures to the benefit of this Agreement.

11. Reports and Remittances

a) The Company will provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, on forms mutually acceptable to the Company and the Reinsurer.

b) Within 30 days after the end of each month, the Company shall render to the Reinsurer a monthly account summarizing the following information relating to the business reinsured under this Agreement during said month:

1)  Named of Insured;
2)  Policy Number;
3)  Effective and expiration dates of Policy;
4)  Policy Limit of Liability;
5)  Policy attachment point;
6)  Original Gross Written Premium;
7)  Net written premium due hereunder.

c) Reinsurance premium due the Reinsurer shall be paid and reported by the Company in accordance with provisions set forth in Article 10, Reinsurance Premium.

d) Within 30 days after the end of each calendar quarter the Company shall provide and report to the Reinsurer IRAS data.

e) The Company shall advise the Reinsurer promptly of all claims and any subsequent developments pertaining thereto which may reasonably be expected to develop into losses involving reinsurance hereunder, including reserves for outstanding losses and allocated loss adjustment expenses.

12. Knowledge of Loss

     The Company shall have no direct or indirect knowledge or information of any loss or impending loss under any risk to be reinsured affecting or threatening adversely the interest of the Reinsurer.

13. Audits

     The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

14. Offset and Security Clause

a) Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account or premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

b) Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time forms such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereinafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

c)  The security interest described herein, and the term
"Collateral", shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

d) Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

15. Insolvency Clause

a) In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor of the Company, the reinsurance provided by this Agreement shall be payable to such conservator, liquidator or statutory successor immediately upon demand, subject to the right of offset and with reasonable provisions for verification of the Reinsurer's liability, on the basis of claim allowed against the insolvent Company by any court if competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having the authority to allow such claims, with diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as above set forth shall be made directly to the Company or to its conservator, liquidator or statutory successor, except where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company.

b) In the event of the insolvency of the Company, the liquidator, conservator or statutory successor of the Company shall give the Reinsurer written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its conservator, liquidator or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

16. Commencement and Termination

a) This Agreement shall take effect as of 12:01 a.m., Standard Time, June 1, 1996 and continue in force until 12:01 a.m., Standard Time, June 1, 1997. The term "Standard Time" as used herein shall mean the Standard Time as specified in the original policy of insurance.

b) The Reinsurer shall not be liable for losses arising under Policies incepting on or after the expiration date of this Agreement. The Reinsurer shall remain liable for losses occurring under Policies in force at the expiration date of this Agreement until the earlier of the Policy's next anniversary or renewal date, natural expiration or the Policy's prior termination date.

c) Notwithstanding the expiration of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to said date is fully performed and discharged.


                       GENERAL CONDITIONS


  The Reinsurer agrees to indemnify the Company against losses or damages which the Company is legally obligated to pay with respect to which insurance is afforded during the term of this
  Certificate  under  the  policy  reinsured,  subject   to   the
  reinsurance limits and coverages shown in the Declarations. The Reinsurer shall not indemnify the Company for liability beyond circumscribed policy provisions, including but not limited to punitive, exemplary, consequential or compensatory damages resulting from an action of an insured or assignee against the Company. The Company warrants the copy of the policy forwarded to the Reinsurer to be a true and complete copy of the said policy, and agrees to notify the Reinsurer promptly of any changes made therein, provided that such changes shall not be
  binding  upon  the  Reinsurer until accepted thereby.   Nothing
  contained herein shall in any manner create any obligations of the Reinsurer or establish any rights against the Reinsurer in favor of the direct insured or any third parties or any persons not parties to this Certificate of Reinsurance.

  The  Company  shall  settle  all claims  under  its  policy  in
  accordance  with  the  terms and conditions  thereof.   If  the
  reinsurance hereunder is pro rata, the Reinsurer shall be liable for its pro rata proportion of settlements made by the Company. If the reinsurance hereunder is excess, the Reinsurer shall be liable for its excess proportion of settlements made by the Company after deduction of any recoveries from pro rata reinsurance inuring to the benefit of the Reinsurer.

  The Reinsurer shall be liable for its proportion of allocated loss expenses incurred by the Company in the same ratio that the Reinsurer's share of the settlement of judgment bears to the total amount of such settlement or judgment under the policy reinsured. The term "allocated loss expense" means all expenses incurred in the investigation and settlement of claims or suits, including the salaries and expenses of staff adjusters but excluding other Company salaries and office expenses. It also includes court costs and interest on any judgment or award provided the Reinsurer's prior consent to trial court proceedings has been obtained. Allocated loss expenses shall not include expenses incurred by the Company in regard to any actual or alleged liability that it not within the circumscribed provisions of the policy reinsured.

  The Company shall advise the Reinsurer promptly of any claim and any subsequent developments pertaining thereto which, in the opinion of the Company, may involve the reinsurance hereunder. The Company has the obligation to investigate and defend claims or suits affecting this reinsurance and to pursue such claims or suits to final determination. The Company, when so requested, will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense or control of any claim, suit or proceeding involving this reinsurance, and the Company and the Reinsurer shall cooperate in every respect in the defense and control of such claim, suit or proceeding.

  The Reinsurer shall be paid or credited with its proportion of salvages (i.e., recoveries or reimbursements made or obtained by the Company) less the cost of obtaining such salvage, excluding the office expenses of the Company and the salaries and expenses of all employees of the Company. If the reinsurance hereunder is excess, salvage shall be applied in the inverse order in which liability attaches, otherwise salvage shall be applied on a pro rata basis.

  The Company shall furnish proof that payment of a loss and loss expense has actually been made by the Company and payment by the Reinsurer of its proportion thereof shall be made promptly; provided however, in the event of insolvency of the Company payment by the Reinsurer of its proportion of loss and loss expense which the Company has incurred or for which it is liable, shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of Section 8 of these general conditions.

  The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representative, at all reasonable times during the currency of this Certificate and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

  The reinsurance provided by this Certificate shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the policy reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on the policy reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose at its own expense in the proceeding where such claim is to be adjudicated any defenses or defenses which it may deem available to the
  Company, its liquidator, receiver or statutory successor.   The
  expense thus incurred by the Reinsurer shall be chargeable, subject to court approval against the insolvent company as part of the expense of liquidation to the extent of such proportionate share of the benefit which may accrue to the Company solely as
  the  result  of  the defense undertaken by the Reinsurer.   The
  reinsurance shall be payable as hereinbefore in this paragraph provided except (a) where this Certificate specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (b) where the Reinsurer with the consent of
  the   direct  insured  or  insureds  has  assumed  such  policy
  obligations of the Company as direct obligations of the Reinsurer to the payee under such policy and in substitution for the oblations of the Company to such payee.

  Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more that one, any other) party hereto under this Certificate or under any
  other  reinsurance  certificate  or  agreement  heretofore   or
  hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other reinsurance certificate or agreement between them; and the party asserting the right to offset shall have and may exercise such right whether the balance or balances due or to become due to such party form the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the certificate or agreement or if more that one, the different certificates and agreement involved, provided, however, that, in the event of the insolvency of a party hereto, offset shall only be allowed in accordance with the provisions of
  Section 538 of the Insurance Law of the State of New York.

  This Certificate may be canceled by either party giving not less than thirty days' notice in writing by registered mail to the other party. If canceled by the Reinsurer, adjustment of premium shall be on the pro rata basis. If canceled by the Company, with simultaneous cancellation of the original policy reinsured, adjustment of premium shall be on the short rate basis. However, if the Company's original policy reinsured is canceled, same shall constitute simultaneous cancellation of this certificate and calculation of the reinsurance premium hereunder shall follow the Company's calculation in the use of the short rate or pro rata tables.

IN WITNESS WHEREOF THE AMERICAN RE-INSURANCE COMPANY has caused this Certificate to be signed by its Vice President and Secretary, but same shall not be binding upon the Reinsurer unless countersigned by an authorized representative of the Reinsurer.



                NUCLEAR INCIDENT EXCLUSION CLAUSE
             PHYSICAL DAMAGE -- REINSURANCE -- NO. 2

  (1)This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

  (2)Without  in any way restricting the operation  of  paragraph
(1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, form any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

  I.Nuclear   reactor  power  plants  including   all   auxiliary
     property on the site, or

  II.   Any   other   nuclear  reactor  installation,   including
     laboratories handling radioactive materials in connection with reactor installations and "critical facilities" as such, or

  III.Installations  for fabricating complete  fuel  elements  or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

  IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

  (3)Without  in any way restricting the operations of paragraphs
(1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph
(3) shall not operate:

     (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

  (4)Without  in any way restricting the operations of paragraphs
(1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsure, when such radioactive contamination is a named hazard specifically insured against.

  (5)It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

  (6)The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

  (7)Reassured to be sole judge of what constitutes:

     (a) substantial quantities, and

     (b) the extent of installation, plant or site.

  Note. -- Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

     (a) All policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provision of this Clause shall apply,

     (b) With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     NUCLEAR INCIDENT EXCLUSION CLAUSE - REINSURANCE - NO. 4


(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.


(2) Without in any way restricting the operations of Nuclear Incident Exclusion Clause No. 1B - Liability, No. 2 - Physical Damage, No. 3 - Boiler and Machinery and paragraph (1) of this clause, it is understood and agreed that for all purposes as respects the reinsurance assumed by the Reinsurer from the Reassured, all original insurance policies or contracts of the Reassured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at that time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

            POLLUTION, CONTAMINATION, DEBRIS REMOVAL
                    EXCLUSION CLAUSE - NO. 1


I.  DEFINITION

     "CONTAMINATION" means any unclean or unsafe or damaging or injurious or unhealthful condition arising out of the presence of pollutants, whether permanent or transient in any environment;

     "ENVIRONMENT" includes any person, any real or personal property, animals, crops and vegetation, land including land under which the building is placed, bodies of water, underground water or water table supplies, air and any other feature of the earth or its atmosphere, whether or not altered, developed or cultivated, including, but not limited to, any of the above owned, controlled or occupied by an insured;

     "POLLUTANTS" means smoke, vapors, soot, fumes, acids, sounds, alkalies, chemicals, liquids, solids, gases, thermal pollutants, waste, and all other irritants, or contaminants. Waste includes material to be recycled, reconditioned or reclaimed;

II. POLLUTION AND CONTAMINATION EXCLUSION

     This Reinsurance does not cover:

       Loss or damage caused by the release, discharge or dispersal of pollutants or contaminants (as defined in
       Section I above) into the environment anywhere, anytime, in anyway, whether accidental or intentional, sudden or intermittent or continuous, unless the release, discharge or dispersal is itself caused by any of the following "specified causes of loss": fire, lightning, aircraft, explosion, riot, civil commotion, smoke, vehicles, windstorm or hail to property contained in any building, vandalism, malicious mischief or leakage or accidental discharge form automatic fire protection systems. The term "Loss or Damage" is understood to also include any claim arising from loss of use. If loss or damage by the above "specified causes of loss" results, then the Reinsurer under this Certificate shall be liable for the resulting loss or damage caused by the "specified cause of loss."

III.  ASBESTOS EXCLUSION

     This reinsurance does not cover:

     1.Asbestos,     dioxin    or    polychlorinated    biphenols
       (hereinafter all referred to as "Materials") removal from any good, product or structure unless the asbestos is itself damaged by fire, lightning, aircraft impact, explosion, riot, civil commotion, smoke, vehicle impact, windstorm or hail, vandalism, malicious mischief, leakage or accidental discharge from automatic fire protective systems.

     2.Demolition  or  increased cost of reconstruction,  repair,
       debris  removal  or  loss  of  use  necessitated  by   the
       enforcement of any law or ordinance regulating such Materials.

     3.Any governmental direction or request declaring that such Materials present in or part of or utilized on any undamaged portion of the insured's property can no longer be used for the purpose for which it was intended or installed and must be removed or modified.

     The coverage afforded does not apply to payment for the investigation or defense of any loss, damage or any cost, loss of use expense, fine or penalty or for any expense or claim or suit related to any of the above.

IV. DEBRIS REMOVAL EXCLUSION

     Notwithstanding any other exclusion listed in this reinsurance, this reinsurance shall only cover the expense to remove debris of insured property damaged or destroyed by an insured peril during the policy term and, then, only up to an amount equal to 25% of the amount payable under this Reinsurance.

     This Reinsurance does not cover any expense involved to:

     1.Extract  contaminants or pollutants, as defined in Section
       I, from the debris; or
     2.Extract  contaminants or pollutants, as defined in Section
       I, from land or water; or
     3.Remove,  restore or replace contaminated or polluted  land or water; or
     4.Remove  or transport any property or debris to a site  for storage or decontamination required because the property or debris is affected by pollutants or contaminants, whether or not such removal, transport, or decontamination is required by law or regulation.


IT IS CONDITION PRECEDENT TO RECOVERY UNDER THIS CERTIFICATION THAT THE COMPANY SHALL HAVE PAID [OR AGREED TO PAY] FOR DIRECT PHYSICAL LOSS OR DAMAGE TO THE PROPERTY REINSURED HEREUNDER AND THAT THE COMPANY RECEIVED WRITTEN NOTICE OF INTENT TO CLAIM FOR COST OF REMOVAL OF DEBRIS OR COST TO CLEAN UP NOT LATER THAN TWELVE MONTHS AFTER THE DATE OF SUCH PHYSICAL LOSS OR DAMAGE.



                           ENDORSEMENT


     Attached to and forming part of Property Facultative Binding Agreement No. 428-0016 made and entered into by and between ASSOCIATED INTERNATIONAL INSURANCE COMPANY of Woodland Hills, California, and any other company for which the Company is authorized to issue policies for and on behalf of the Company (hereinafter collectively referred to as "Company") and the Subscribing Reinsurer executing the Addendum to the Interests and Liability Contract attached hereto (hereinafter referred to as the "Reinsurer")

     It   is   mutually  understood  and  agreed  that  effective
12:01  a.m.  Standard Time July 1, 1997, the provisions  of  this
Agreement are revised as follows:

     A.   Article 5 - Retention and Limit is amended as follows:

          5.       (a)   As   respects  risks  written   by   the
                   Company's    General   Excess   and    Surplus
                   Division:

                    The  Company shall retain and be  liable  for
                    the first $10,000,000 of loss per risk net and treaty each loss occurrence. The Reinsurer shall then be liable for the loss amount that exceeds the Company's retention but the liability of the Reinsurer shall not exceed $2,5000,000 per risk each loss occurrence.

                   (b)   As   respects  risks  written   by   the
                   Company's Pacific Coast DIC Division:

                    The Company shall retain and be liable for the first $5,000,000 of loss per risk net and treaty each loss occurrence. The Reinsurer shall then be liable for the loss amount that exceeds the Company's retention but the liability of the Reinsurer shall not exceed $2,5000,000 per risk each loss occurrence.

                   (c) It is understood and agreed that the Reinsurer's liability shall not exceed $10,000,000 per loss occurrence for all losses under paragraphs (a) and (b) of this Article.

     B.   Article 10 - Reinsurance Premium is amended as follows:

          10. REINSURANCE PREMIUM

                   (a) As consideration for the reinsurance provided by this Agreement the Company shall pay the Reinsurer 10% of the Net Written Premium, as defined in paragraph (c) of this Article, as respects the business reinsured during the term of this Agreement.

                   (b) Within 30 days after the end of each calendar quarter, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph (a) of this Article.

                   (c) "Net Written Premium" as used herein is defined as gross written premium of the Company for the classes of business reinsured hereunder, less cancellations and return premiums on policies reinsured hereunder, and less premiums ceded by the Company for reinsurance that inures to the benefit of this Agreement.

     C.   Paragraph   (a)  of  Article  16  -  Commencement   and
          Termination is amended as follows:

                   (a) This agreement shall take effect as of 12:01 a.m., Standard Time June 1, 1996 and continue in force until 12:01 a.m., Standard Time December 31, 1998. The term "Standard Time" as used herein shall mean the Standard Time as specified in the original policy of insurance.

     All other terms and conditions remain unchanged.



                            ADDENDUM


Attached to and forming part of the Interests and Liabilities Contract made and entered into by and between ASSOCIATED INTERNATIONAL INSURANCE COMPANY of Woodland Hills, California, and any other company for which the Company is authorized to issue policies for and on behalf of the Company (hereinafter collectively referred to as "Company") and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the "Subscribing Reinsurer").

It is mutually agreed between the Company and the Subscribing Reinsurer that the Property Facultative Binding Agreement No. 428-0016 is amended as of 12:01 a.m. Standard Time July 1, 1997, in accordance with the provisions of attached Endorsement E001.

IN  WITNESS WHEREOF, the parties hereto have caused this Addendum
to   be   signed   in   duplicate  by   their   duly   authorized
representatives in Woodland Hills, California, this 18th day of November, 1997.

ACCEPTED:
ASSOCIATED INTERNATIONAL INSURANCE COMPANY and any other company authorized to issue policies for and on behalf of the Company



_________________________________



_________________________________
Attested by:


and in Princeton, New Jersey, this 13th day of November, 1997,

AMERICAN RE-INSURANCE COMPANY



_________________________________



_________________________________
Attested by:
                        ENDORSEMENT NO. 2


Attached to and forming part of Reinsurance agreement No. 428-0016 between ASSOCIATED INTERNATIONAL INSURANCE COMPANY, Woodland Hills, California and any other company which is authorized to issue policies for and on behalf of the Company (therein and herein referred to as the "Company") and the AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (therein and herein referred to as the "Reinsurer").

It is hereby understood and agreed between the parties hereto that effective as of 12:01 a.m., Standard Time, January 1, 1998, this Agreement is amended as set forth herein.

I. Article 5 -- Retention and Limit is deleted in its entirety and replaced as follows:

     As respects risks written by the Company's General Excess and Surplus Division and its Pacific Coast DIC Division, the Reinsurer shall be liable for a one (1) time match of the Company's net and treaty retention, subject to the following:

           a $1,000,000 minimum attachment point;
           a maximum of $2,500,000 in any one layer;
           a maximum of $2,500,000 on any one risk, and a maximum of $10,000,000 in any one loss occurrence.

II.  Paragraph  (a)  of  Article  10 --  Reinsurance  Premium  is
     deleted  and  the  subsequent  paragraphs  re-lettered   and
     revised to read as follows:

     (a) Within 30 days after the end of each calendar quarter, the Company shall provide a report to the Reinsurer setting forth the net written premium due hereunder.

     (b) "Net Written Premium" as used herein is defined as the Company's gross written premium for the classes of business reinsured hereunder, plus any additional premiums, less cancellations and return premiums on policies reinsured hereunder and less premiums ceded by the Company for reinsurance that inures to the benefit of this Agreement.

III. A new Article 11 -- Commission is added as follows, and all subsequent Articles are renumbered accordingly.

     The Reinsurer will allow the Company a ceding commission of:

          (1)  30% on all business ceded by the company's General
               Excess and Surplus Division or
          (2)  27.5%  on  all  business ceded  by  the  company's
               Pacific Coast DIC Division

     on all gross premiums ceded on each risk under this Agreement and said commission allowed shall include provision for all taxes, assessments and any other expenses of whatsoever nature except allocated loss adjustment expenses.

     All other terms and conditions remain unchanged.

IN   WITNESS  WHEREOF,  the  parties  hereto  have  caused   this
Endorsement to be executed in duplicate by their duly authorized representatives in Woodland Hills, California, this 16th day of March, 1998.

ACCEPTED:
ASSOCIATED INTERNATIONAL INSURANCE COMPANY and any other company authorized to issue policies for and on behalf of the Company



_________________________________



_________________________________
Attested by:


and in Princeton, New Jersey, this 10th day of March, 1998,

AMERICAN RE-INSURANCE COMPANY



_________________________________



_________________________________
Attested by: